UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2018

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2018 (the “Closing Date”), Bankers Life and Casualty Company (the “Ceding Company”), an Illinois insurance company and an indirectly wholly owned subsidiary of CNO Financial Group, Inc. (“CNO”), closed its previously announced reinsurance transaction (the “Transaction”) with Wilton Reassurance Company, a Minnesota insurance company (the “Reinsurer”). In connection with the Transaction, the Reinsurer has agreed to reinsure, on a 100% indemnity coinsurance basis effective as of April, 1, 2018, a block of the Ceding Company’s legacy (prior to 2003) nursing home and comprehensive long term care business (the “Business”, with statutory reserves of approximately $2.7 billion), subject to exclusions for certain pre-closing and other extra-contractual obligations. On the Closing Date, the Ceding Company paid a ceding commission of $825 million to the Reinsurer to reinsure the Business.

On the Closing Date, the Ceding Company or its affiliate, CNO Services, LLC (“CNO Services”), entered into the following transaction agreements with the Reinsurer, forms of which were attached to the previously filed Master Transaction Agreement, dated as of August 1, 2018:

(i) Coinsurance Agreement, between the Ceding Company and the Reinsurer, pursuant to which the Reinsurer will reinsure the Business, as described above, and the Ceding Company has transferred to the Reinsurer investment assets equal to the adjusted statutory reserves supporting the Business and related interest maintenance reserves, plus the ceding commission (the “Coinsurance Agreement”);

(ii) Trust Agreement, between the Ceding Company, the Reinsurer and Citibank, N.A., as trustee, pursuant to which the Reinsurer will establish and maintain a trust account with the trustee for the benefit of the Ceding Company to secure the Reinsurer’s obligations to the Ceding Company under the Coinsurance Agreement;

(iii) Administrative Services Agreement, between the Ceding Company and the Reinsurer, pursuant to which the Reinsurer will provide to the Ceding Company administrative services with respect to the Business reinsured under the Coinsurance Agreement; and

(iv) Transition Services Agreement, between CNO Services and the Reinsurer, pursuant to which CNO Services will perform certain transition services with respect to the Business for the Reinsurer for a period of 36 months following the Closing Date.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Unaudited pro forma condensed consolidated financial statements of CNO and notes thereto are filed as Exhibit 99.1 and incorporated by reference herein. The unaudited pro forma condensed consolidated statements of operations of CNO for the six months ended June 30, 2018, and for the year ended December 31, 2017, present the consolidated operating results of CNO as if the Transaction had occurred before January 1, 2017. The unaudited pro forma condensed consolidated balance sheet of CNO as of June 30, 2018, gives effect to the Transaction as if it had occurred on June 30, 2018.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the Transaction described and the anticipated financial impact of the described Transaction. We cannot predict with certainty the impact that interest rates or post-closing adjustments, among other things, will have on the assets or reserves transferred in connection with the Transaction. Actual results may vary materially from those contained in the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed financial statements as of June 30, 2018, and for the six months ended June 30, 2018, and the year ended December 31, 2017, and the notes thereto of CNO are furnished as Exhibit 99.1 and incorporated by reference herein.

(d) Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Coinsurance Agreement, dated as of September 27, 2018, by and between Bankers Life and Casualty Company and Wilton Reassurance Company.
10.2	Trust Agreement, dated as of September 27, 2018, by and among Bankers Life and Casualty Company, Wilton Reassurance Company and Citibank, N.A.
10.3	Administrative Services Agreement, dated as of September 27, 2018, by and between Bankers Life and Casualty Company and Wilton Reassurance Company.
10.4	Transition Services Agreement, dated as of September 27, 2018, by and between CNO Services, LLC and Wilton Reassurance Company.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.
99.2	Press Release of CNO Financial Group, Inc. dated September 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: October 2, 2018
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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